EX-99.(j)
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to us under the heading "Independent Accountants and Legal Counsel" in the Statement of Additional Information constituting parts of this Registration Statement on Form N-1A of SunAmerica Style Select Series, Inc.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

New York, NY
October 24, 2002